                                  EXHIBIT 12.1

                        BankUnited Financial Corporation
   Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends


                                                                 For the year ended September 30
                                                       -----------------------------------------------------
                                                       1995        1994         1993        1992        1991
                                                       ----        ----         ----        ----        ----
Fixed Charges (excluding interest on deposits):

Interest on Borrowings                                 8,456       4,951        1,949       1,888        1,957
Percent (33%)                                            320         256          202         205           45
                                                      ------      ------       ------      ------       ------
         Total fixed charges                           8,776       5,207        2,151       2,093        2,002

Income before income taxes and extraordinary items     9,981       3,607        6,356       4,248        2,046
                                                      ------      ------       ------      ------       ------
         Earnings                                     18,757       8,814        8,507       6,341       4,048]
                                                      ======      ======       ======      ======       ======

Total fixed shares                                     8,776       5,207        2,151       2,093        2,002
Preferred stock dividends on a pretax basis            3,536       3,016        2,386       1,373          716
                                                      ------      ------       ------      ------       ------
         Combined fixed charges and preferred
             stock dividends                          12,312       8,223        4,537       3,466        2,719
                                                      ======      ======       ======      ======       ======

Ratio of earnings to combined fixed charges and
   preferred stock dividends                          1.52:1      1.07:1       1.87:1      1.83:1       1.49:1
                                                      ======      ======       ======      ======       ======


Fixed charges (including interest on deposits):

Interest on Deposits                                  17,849      11,344       10,261      12,134       14,350
Interest on Borrowings                                 8,456       4,951        1,949       1,888        1,957
Percent (33%)                                            320         256          202         205           45
                                                      ------      ------       ------      ------       ------
         Total fixed charges                          26,625      16,551       12,412      14,227       16,352

Income before income taxes and extraordinary items     9,981       3,607        6,356       4,248        2,046
                                                      ------      ------       ------      ------       ------
         Earnings                                     36,606      20,158       18,768      18,475       18,398
                                                      ======      ======       ======      ======       ======

Total fixed charges                                   26,625      16,551       12,412      14,227       16,352
Preferred stock dividends on a pretax basis            3,536       3,016        2,386       1,373          716
                                                      ------      ------       ------      ------       ------
         Combined fixed charges and preferred
            stock dividends                           30,161      19,567       14,798      15,600       17,069
                                                      ======      ======       ======      ======       ======

Ratio of earnings to combined fixed charges and
   preferred stock dividends                          1.21:1      1.03:1       1.27:1      1.18:2       1.08:1
                                                      ======      ======       ======      ======       ======

                      BankUnited Financial Corporation
   Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends


                                                           For the nine months
                                                              ended June 30
                                                           -------------------
                                                             1996       1995
                                                             ----       ----
Fixed charges (excluding interest on deposits):

Interest on Borrowings                                     $10,379     $ 5,197
Rent (33%)                                                     214         257
                                                           -------     -------
    Total fixed charges                                     10,593       5,454

Income before income taxes and
  extraordinary items                                        4,431       2,008
                                                           -------     -------
    Earnings                                               $15,024     $ 7,462
                                                           =======     =======

Total fixed charges                                        $10,593     $ 5,454
Preferred stock dividends on a pretax basis                  2,595       2,197
                                                           -------     -------
    Combined fixed charges and
      preferred stock dividends                            $13,188     $ 7,651
                                                           =======     =======

Ratio of earnings to combined fixed charges
  and preferred stock dividends                             1.14:1       .98:1
                                                           =======     =======

Fixed charges (including interest on deposits):

Interest on Deposits                                       $14,555     $13,380
Interest on Borrowings                                      10,379       5,197
Rent (33%)                                                     214         257
                                                           -------     -------
    Total fixed charges                                     25,148      18,834

Income before income taxes and
  extraordinary items                                        4,431       2,008
                                                           -------     -------
    Earnings                                               $29,579     $20,842
                                                           =======     =======

Total fixed charges                                        $25,148     $18,834
Preferred stock dividends on a pretax basis                  2,595       2,197
                                                           -------     -------
    Combined fixed charges and
      preferred stock dividends                            $27,743     $21,031
                                                           =======     =======

Ratio of earnings to combined fixed charges
  and preferred stock dividends                             1.07:1       .99:1
                                                           =======     =======
